N-CSR Item 12(b) - Exhibits: Certifications

SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.§ 1350, the undersigned officers of Federated Municipal Securities Income Trust on behalf of Federated Michigan Intermediate Municipal Trust, Federated Municipal High Yield Advantage Fund, Federated New York Municipal Income Fund, Federated Ohio Municipal Income Fund, Federated Pennsylvania Municipal Income Fund (the “Registrant”), hereby certify, to the best of our knowledge, that the Registrant’s Report on Form N-CSR for the period ended February 28, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: April 20, 2011

/s/ J. Christopher Donahue
J. Christopher Donahue
Title: President, Principal Executive Officer

Dated: April 20, 2011

/s/ Richard A. Novak
Richard A. Novak
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.§ 1350 and is not being filed as part of the Report or as a separate disclosure document.